Exhibit 99.1

UNIVERSAL ELECTRONICS ANNOUNCES
CORPORATE RESTRUCTURING TO DRIVE SHAREHOLDER VALUE

Scottsdale, AZ – February 6, 2019 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC), the worldwide leader in sensing and control technologies for the smart home, announced operational transformation plans to support investment in innovation and to maximize shareholder value.
“During our 30-year history, we have never been more excited about the market opportunities ahead of us,” said Paul Arling, Chairman and CEO of Universal Electronics Inc. “To more effectively capture these opportunities, we are conducting a focused corporate streamlining aimed to increase operational efficiency and to free resources for strategic investments. We expect to enhance our competitive position; to continue diversifying into new markets and gaining new customers; and to establish a more efficient process of serving key accounts. Our new initiatives are a critical part of our return to consistent and profitable growth that has been a hallmark of Universal Electronics.”
Key Initiatives

1.	Corporate & Regional Office Relocations

To better and more efficiently serve its customers, UEI is relocating two of its regional offices. First, to better support China engineering and manufacturing centers, UEI is moving its regional engineering leadership, supply chain and customer support functions out of its current Hong Kong offices and relocating to existing UEI facilities in Panyu and Shuzou. This process began in late 2018 and is expected to be completed over the next three to six months.

Second, to stem the rising cost of finance and administration services in Southern California and to help ensure the flow of skilled talent into the organization, UEI is relocating its corporate headquarters from Santa Ana, California to Scottsdale, Arizona. The metro Phoenix area is growing rapidly and is currently estimated to be the fifth-largest metro area by population in the United States providing ample opportunity to continue building a solid corporate administrative organization. This move will affect back-office functions and related positions, comprising mostly of Finance, Accounting, Legal, HR and IT, which are expected to transition to the new corporate headquarters over the next three to nine months. UEI will retain the technical, creative, and innovations teams located at the existing Santa Ana facility. Customer Service will be moved to the facility in Monterrey, Mexico (UEM).

2.	Manufacturing and Customer Service Operations

UEI is actively upgrading its manufacturing footprint outside China. To offset the impact of higher US tariffs for products that are made in China, UEI is actively moving production to UEM, its expanded facility in Monterrey, Mexico, and to a newly-assigned contract manufacturing partner in the Philippines. While transferring production and supply chain for the US market to strategically selected new territories, UEI is also optimizing its manufacturing footprint in China to continue to meet the needs of customers in other international markets.  As part of its newly-expanded UEM facility, UEI is also relocating its US-based customer service organization to further optimize operational logistics. UEI anticipates completing these transitions in the first half of 2019.

As a key part of the expansion of its global manufacturing operations and the streamlining of its Asian operations, UEI is pleased to announce that Mr. Joseph Miketo has re-joined the company as SVP, Manufacturing and Operations. He will report to Paul Arling, Chairman and CEO, and will be based in Hong Kong, where he will lead UEI’s global manufacturing operations.

3.	Investment in New Technologies

UEI’s core business strategy emphasizes value-added product differentiation, much of which is created by UEI’s technical, creative, and innovations teams in Silicon Valley and Southern California. Consistent with recent announcements, UEI will continue to invest in product differentiation to maintain and grow its leadership position in entertainment control and intelligent software that simplifies how consumers engage with the connected home. The work that is done by talented teams in California is an important part of the company’s future growth and innovation. This is a successful equation that is unlikely to change in the future.

Leveraging innovative developments in QuickSet, nevo.AI and smart home sensors, in early January 2019, UEI unveiled Nevo® Butler, a new product for the smart home. Nevo Butler is an end-to-end voice-enabled smart home hub with a built-in white label digital assistant that unifies entertainment control and home automation experiences, enabling interoperability across fragmented ecosystems.

Powered by QuickSet® Cloud, Nevo Butler delivers a versatile monitoring and control assistant solution for the home, capable of addressing a wide range of devices and use cases, ranging from voice control of an existing installed base of devices to innovative new Cloud services. With a customizable digital assistant front-end, enterprise-level integration services and an expanding ecosystem of add-on services, this platform allows service providers and consumer electronics brands to bring voice-enabled services to their customers while remaining in control of the consumer relationship.

Available as kits that address specific channel needs, Nevo Butler can be bundled with a range of certified devices including safety and security sensors and smart thermostat and temperature sensors developed by the teams at Ecolink and RCS. These kits bundle IoT experiences such as safety and security and energy management in addition to voice-enabled universal entertainment control.

4.	Management Organization Changes

Effective February 1, 2019, Chief Operating Officer Lou Hughes stepped down to explore other opportunities. Mr. Hughes will continue to serve in a part-time capacity as Strategic Advisor to the CEO to ensure a smooth transition of his COO duties.

Arling added, “We thank Lou for his many contributions to UEI and wish him well in his future endeavors.”

“We are really excited to have Joe back onboard to lead global manufacturing as we transition facilities to deal with the macro tariff situation. We know Joe and his talents are ideally suited to meet the challenges as well as capitalize on the opportunities before us. Overall, we are confident that the steps we are taking to streamline our business operations will help us achieve our long-term goals of continued profitability and growth through technology, innovation, and best in class product quality and delivery,” concluded Arling.

About Universal Electronics
Universal Electronics Inc. is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.

Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development, delivery and market acceptance of UEI’s Nevo Butler product, the Smarter Living Kits, associated service offerings, and other technologies identified in this release; the continued penetration and growth of the digital assistant products and consumer technologies identified in this release; achieving the operational efficiencies anticipated by management through its operational transition and streamlining activities; and other factors described in the Company’s filings with the Securities and Exchange Commission.  The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties.  The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Media Contact: Benny Canady, Universal Electronics Inc., bcanady@uei.com, 714-918-9500
IR Contact: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415-433-3777